CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the references to our firm in the Post-Effective Amendment No. 81 to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated June 21, 1999 on the financial statements and financial highlights of the Pzena Focused Value Fund series of Professionally Managed Portfolios. Such financial statements and financial highlights appears in the 1999 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.


                                      /s/ Tait, Weller & Baker

                                      TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
August 16, 1999